SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                               _______________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): October 23, 1997


                          AMERUS LIFE HOLDINGS, INC.
              (Exact Name of Registrant as Specified in Charter)


           IOWA                  0-21459                   42-1459712
      (State or Other        (Commission File            (IRS Employer
      Jurisdiction of             Number)              Identification No.)
       Incorporation)


      699 WALNUT STREET, DES MOINES, IOWA                    50309-3948
      (Address of Principal Executive Offices)               (Zip Code)


      Registrant's telephone number, including area code:  (515) 362-3600


                               Not Applicable.
       (Former Name or Former Address, if Changed Since Last Report)



          ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          ACQUISITION OF DELTA LIFE CORPORATION

               (a) On October 23, 1997, AmerUs Life Holdings, Inc. ("Registrant") completed the previously reported acquisition of Delta Life Corporation ("Delta") for $162.9 million in cash. The purchase price was determined in arm's-length negotiations with the representatives of Delta. Delta was acquired from its prior stockholders, with whom neither the Registrant nor any of its affiliates, nor any director or officer of the Registrant, nor any associate of any such director or officer had any material relationship. The funds used to consummate the acquisition were provided by borrowings made in the ordinary course of business by a bank (as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended (the "Act")). The identity of such bank has been omitted from this Report in accordance with
          Section 13(d)(1)(B) of the Act, and has been filed separately with the Securities and Exchange Commission. As a result of the acquisition, Delta has become a wholly owned subsidiary of the Registrant. The principal asset of Delta is its wholly-owned subsidiary, Delta Life and Annuity Company ("Delta Life"), a Tennessee domiciled life insurance company formed in 1955. As of June 30, 1997, Delta had approximately 52,000 annuity contracts outstanding, had assets of $2.0 billion, had total stockholders' equity of $107.4 million, and had reserves of approximately $1.8 billion. Delta Life specializes in the sale of individual single and flexible premium deferred annuities, primarily in the southeastern, western, southwestern and midwestern regions of the United States. Such sales are made primarily through a network of over 3,400 independent agents. Approximately 55% of Delta Life's 1996 direct collected premiums were derived from retirement-oriented tax-qualified annuities. Delta Life is licensed in the District of Columbia and in all states except New York.

               (b)  In connection with the acquisition, the
          Registrant has acquired a leasehold interest in the home office facilities of Delta. The Registrant does not intend to continue operations at these facilities.

          ITEM 7:   FINANCIAL STATEMENT, PRO FORMA FINANCIAL
                    INFORMATION AND EXHIBITS.

                    (a) To be filed by amendment within 60 days of the date hereof.
                    (b) To be filed by amendment within 60 days of the date hereof.
                    (c)  Exhibits.

          - 2.1 Agreement and Plan of Merger, dated as of August 13, 1997 and as amended as of September 5, 1997, among AmerUs Life Holdings, Inc., a wholly owned subsidiary of AmerUs Life Holdings, Inc. and Delta Life Corporation (incorporated by reference to the Registrant's Current Report on Form 8-K dated October 8,
          1997)




                                  SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AMERUS LIFE HOLDINGS, INC.

                                   By:  /s/ Roger K. Brooks
                                      ------------------------------
                                      Name:  Roger K. Brooks
                                      Title: Chairman, President and
                                             Chief Executive Officer

          Date:  November 7, 1997




                                 EXHIBIT INDEX

          2.1 Agreement and Plan of Merger, dated as of August 13, 1997 and as amended as of September 5, 1997, among AmerUs Life Holdings, Inc., a wholly owned subsidiary of AmerUs Life Holdings, Inc. and Delta Life Corporation (incorporated by reference to the Registrant's Current Report on Form 8-K dated October 8, 1997)